UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
October 20, 2016

INTERNATIONAL SHIPHOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number  –  001-10852

Delaware	36-2989662
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

601 Poydras Street, Suite 1850	New Orleans, LA	70130
(Address of principal executive offices)		(Zip Code)

(251) 243-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported by International Shipholding Corporation (the “Company”), on July 31, 2016, the Company and certain of its direct and indirect subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

Asset Purchase Agreement

On October 28, 2016, the Company and certain of its subsidiaries (the “Sellers”) entered into a “stalking horse” Asset Purchase Agreement (the “Asset Purchase Agreement”) with J Line Corporation, a Marshall Islands corporation (the “Buyer”), pursuant to which the Buyer agreed to purchase certain contracts, agreements, and notes receivable financing certain vessels owned by third parties relating to the Company’s provision of logistical and seaborne transportation services in Southeast Asia (the “Specialty Business Assets”) from the Sellers for $18.0 million, subject to adjustments for certain expenses.  Erik L. Johnsen, the Chairman of the Board, Chief Executive Officer, and President of the Company, and R. Christian Johnsen, the Secretary of the Company and the brother of Erik L. Johnsen, are officers of the Buyer and Erik L. Johnsen and Erik F. Johnsen, a former Chairman of the Board and the father of Erik L. Johnsen, are both significant stockholders of the Buyer.

The Buyer paid a $1.8 million deposit into escrow in connection with the execution of the Asset Purchase Agreement.  The deposit may be retained by the Sellers if (i) the closing has not occurred by March 31, 2017 as a result of delays or a material breach by the Buyer and the Sellers terminate the Asset Purchase Agreement or (ii) the Sellers are ready, willing and able to proceed with the closing and the Buyer does not pay the adjusted purchase price as required by the Asset Purchase Agreement and the Sellers terminate the Asset Purchase Agreement.  If the parties are not able to close by the closing date for any reason other than the Buyer’s material breach of the Asset Purchase Agreement, then (i) the deposit will be returned to the Buyer upon the termination of the Asset Purchase Agreement and (ii) the Company will reimburse the Buyer for up to $500,000 of the Buyer’s reasonable, documented out-of-pocket costs and expenses actually incurred in connection with the negotiation, preparation and performance of the Asset Purchase Agreement (the “Expense Reimbursement”).

The Sellers and the Buyer have made customary representations, warranties and covenants in the Asset Purchase Agreement. The closing of the transactions contemplated by the Asset Purchase Agreement is subject to the satisfaction or waiver of customary closing conditions and the entry of a sale order by the Bankruptcy Court approving the sale as provided in the Asset Purchase Agreement.

The Asset Purchase Agreement is intended to constitute a “stalking horse” bid that is subject to higher and better bids by third parties at an auction tentatively scheduled to be held on December 15, 2016 at the New York offices of Akin Gump Strauss Hauer & Feld LLP in accordance with bidding procedures to be approved by the Bankruptcy Court.  Any asset purchase agreement between the Sellers and the successful bidder at the auction for the Specialty Business Assets is also subject to Bankruptcy Court approval.  A hearing of the Bankruptcy Court has been scheduled for November 10, 2016 to request entry of an order approving, among other things, the Expense Reimbursement, the bidding procedures for the auction, and the scheduling of a sale hearing to approve the sale of the Specialty Business Assets with respect to a bid that is accepted by the Debtors.

The description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 7.01.	Regulation FD Disclosure.

On October 20, 2016, the Company filed a Monthly Operating Report for the month of September 2016 with the Bankruptcy Court.  The Monthly Operating Report is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

Cautionary Statement Regarding the Monthly Operating Report

The Company cautions investors and potential investors not to place undue reliance on the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court. The Monthly Operating Report was not audited or reviewed by an independent registered public accounting firm and was not prepared in accordance with generally accepted accounting principles in the United States. The Monthly Operating Report is in a format prescribed by applicable bankruptcy laws and remains subject to future adjustment and reconciliation. Therefore, the Monthly Operating Report does not necessarily contain all information required in filings pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or may present such information differently from the presentation of information in Exchange Act reports. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in Exchange Act reports, and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its Exchange Act reports. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Item 8.01.	Other Events.

Amendments to DIP Credit Facility

On September 12, 2016, the Company and the other Debtors party thereto, as borrowers, SEACOR Capital Corp, as administrative agent, collateral agent, security trustee and a lender, and DVB BANK SE, as a lender, entered into a second amendment to the Debtor-In-Possession Credit Agreement (as amended, the “DIP Credit Facility”), dated August 4, 2016, among the same parties that, among other things, increased the default interest rate from 14% to 16%.  On October 18, 2016, the same parties entered into a third amendment to the DIP Credit Facility that, among other things, increased the committed amount under the DIP Credit Facility from $16.0 million to $18.1 million.

Cautionary Note Regarding the Company’s Common Stock

The Company cautions that trading in the Company’s common stock during the pendency of the Chapter 11 case is highly speculative and poses substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, to be received by holders of the Company’s common stock in the Chapter 11 case.

Cautionary Note Regarding Forward-Looking Statements

Certain statements and information included herein may constitute “forward-looking statements,” as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that actual events will differ materially from such predictions as a result of certain risk factors.   Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the ability to consummate the sale of the assets as contemplated by the Asset Purchase Agreement; the ability to confirm and consummate a plan of reorganization; risks attendant to the Chapter 11 process, including the effects thereof on the Debtors’ business and on the interests of various constituents, the length of time that the Debtors might be required to operate in Chapter 11 and the continued availability of operating capital during the pendency of the Chapter 11 proceedings; risks associated with third party motions in any Chapter 11 case, which may interfere with the ability to confirm and consummate a plan of reorganization; potential adverse effects on the Debtors’ liquidity or results of operations; increased costs to execute the restructuring; effects on the market price of the Company’s common stock; and the risk factors and known trends and uncertainties as described in the Company’s Annual Report on Form 10-K.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only to management’s plans, assumptions and expectations as of the date of this Current Report on Form 8-K. The Company disclaims any duty to update or alter any forward-looking statements, except as required by applicable law.

Exchange Act Reports

The Company has suspended the filing of its regular periodic reports on Form 10-K and Form 10-Q with the SEC.  The Company, however, intends to furnish copies of the Monthly Operating Reports that are required to be submitted to the Bankruptcy Court under cover of Current Reports on Form 8-K and to continue to file Forms 8-K disclosing material developments concerning the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1*
Asset Purchase Agreement, effective as of October 28, 2016, by and among International Shipholding Corporation, LCI Shipholdings, Inc., Gulf South Shipping PTE Ltd., Marco Shipping Company (PTE) Ltd., N.W. Johnsen & Co., Inc., MPV Netherlands C.V., MPV Netherlands Coöperatief U.A., MPV Netherlands V.B., as Sellers, and J Line Corporation, as Buyer

99.1	Monthly Operating Report

* Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A list of these Exhibits and Schedules is included after the signature pages to the Asset Purchase Agreement. The Company agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

	By:	/s/ Manuel G. Estrada
Manuel G. Estrada
Vice President and Chief Financial Officer

Date: November 3, 2016

EXHIBIT INDEX

Exhibit No.	Description
2.1*
Asset Purchase Agreement, effective as of October 28, 2016, by and among International Shipholding Corporation, LCI Shipholdings, Inc., Gulf South Shipping PTE Ltd., Marco Shipping Company (PTE) Ltd., N.W. Johnsen & Co., Inc., MPV Netherlands C.V., MPV Netherlands Coöperatief U.A., MPV Netherlands V.B., as sellers, and J Line Corporation, as buyer

99.1	Monthly Operating Report

* Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A list of these Exhibits and Schedules is included after the signature pages to the Asset Purchase Agreement. The Company agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the SEC upon request.